EXHIBIT 4(e)(2)

Form of GLWB Rider

Transamerica Financial Life Insurance Company

Home Office: 440 Mamaroneck Avenue, Harrison, NY 10528

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract (certificate) to which it is attached. Contract refers to the individual contract if the rider is attached to an individual annuity or to the group certificate if the rider is attached to a group annuity. For certificates, the word “owner” means “certificate owner.”

Rider Data Specification

Contract Number:	12345
Rider Date:	08/29/11
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	70 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	70 / Female
Initial Rider Fee Percentage:	1.20%

ARTICLE I

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the contract equal to the Withdrawal Percentage shown in Article II applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the accumulated value or other guaranteed benefits.

This rider will terminate upon the later of the annuitant’s or annuitant’s spouse’s (as of the rider date) death or, if you surrender your contract. This rider will also terminate if any change is made to either annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time by request. This rider can terminate independently of the contract to which it is attached. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination. Surrender of the contract or depletion of the accumulated value of the designated investments, (due to withdrawal or transfer), may not be appropriate if the withdrawal guarantee in this rider has positive value. If this rider is terminated, you can elect any available guaranteed lifetime withdrawal benefit rider 1 year following the termination date.

As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the joint annuitant and joint owner. The only living owners allowed on the contract to which this rider is attached are the annuitant and the annuitant’s spouse. For a qualified account, the annuitant’s spouse must be the joint annuitant and the primary beneficiary.

Only money invested in designated investments will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investments as permitted under your contract. If there are any changes to the designated investments, you will be notified. We reserve the right to restrict new premium and transfers into the designated investments. Company approval will be required in order for you to be covered for cumulative premiums which have been allocated to the designated investments exceeding $2,500,000.

Transamerica Financial Life Insurance Company cannot and does not guarantee that any of the designated investments will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, and regulatory approval, to make certain changes in the designated investments including adding or eliminating designated investments.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

(Income-Joint)

(1)

ARTICLE I CONTINUED

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified on the application.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investment or transfers from designated investments to non-designated investments over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

Gross Partial Withdrawal

The amount that will be deducted from the accumulated value of the designated investments as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investments and transfers from designated investments to non-designated investments each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

Total Withdrawal Base

The amount as defined in Article II of this rider.

You/Your

Refers to the contract owner as defined in the base contract.

ARTICLE II

Rider Fee

The rider fee will be deducted pro rata from each designated investment on the rider date and on each rider quarter. The total amount deducted from the designated investments is A) multiplied by B) divided by 4 where:

A)	The total withdrawal base;

B)	The rider fee percentage.

Rider Fee Percentage Adjustment

If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply. The rider fee percentage adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions and/or transfers to the designated investments, as outlined below.

The new rider fee percentage is the sum of A) and B) with the result divided by C):

A)	the current total withdrawal base prior to the premium addition and/or transfer to the designated investments multiplied by your rider’s current rider fee percentage;

B)	the premium amount and/or transfer to the designated investments multiplied by the rider fee percentage applicable to new premium additions and/or transfers to the designated investments;

C)	the total withdrawal base after adding the additional premium and/or transfer to the designated investments.

(Income-Joint)

(2)

ARTICLE II CONTINUED

Guaranteed Lifetime Withdrawal Benefit

Under this rider, we guarantee that you can withdraw or transfer out of the designated investments up to the maximum annual withdrawal amount each rider year from the designated investments, regardless of the accumulated value of the designated investments, until the surviving annuitant’s death (subject to the termination of this rider as described in Article I).

The Withdrawal Percentage is determined by the attained age of the younger of the living spouses at the time of the first withdrawal or transfer of any amount from the designated investments taken on or after the rider anniversary following the younger of the living spouse’s 59th birthday:

Attained Age at	Withdrawal
First Withdrawal	Percentage
59 – 64	3.5%
65 – 69	4.5%
70 – 79	4.5%
80+	5.5%

If the younger of the annuitant and the annuitant’s spouse is not yet 59 on the rider date, then this percentage will be zero until the rider anniversary following the younger of the living spouse’s 59th birthday. Withdrawals prior to age 59  1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investments equals zero, you will be eligible to receive benefit payments. Furthermore, any subsequent premium payments or transfers to the designated investments will not be considered for purposes of this rider. To receive withdrawals guaranteed by this rider (i.e. benefit payments) after the accumulated value of your designated investments reaches zero, you must select the frequency of benefit payments in accordance with the contract provisions to which this rider attaches.

We guarantee that you may withdraw up to the maximum annual withdrawal amount each year regardless of the accumulated value of the designated investments until the annuitant’s or annuitant’s spouse’s death. Any amount you withdraw in excess of the maximum annual withdrawal amount may impact the total withdrawal base on a greater than dollar-for-dollar basis.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the accumulated value.

Misstatement of Age

If the annuitant’s issue age or annuitant’s spouse’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal or transfer from the designated investments in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investments was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant or annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant and annuitant’s spouse. Reasonable proof of survival, date of birth, and attained ages may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investments. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investments or any transfers from non-designated investments to designated investments added after the rider date, less any total withdrawal base adjustments.

(Income-Joint)

(3)

ARTICLE II CONTINUED

On each rider anniversary, the total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investments on the rider anniversary.

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments up to the maximum annual withdrawal amount each rider year will not reduce the total withdrawal base. Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments in excess of the maximum annual withdrawal amount each rider year will reduce the total withdrawal base by the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investments after the maximum annual withdrawal amount has been withdrawn, but prior to the withdrawal of the excess amount; and

C)	is the total withdrawal base prior to the withdrawal of the excess amount.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)	after the first rider anniversary, is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investments. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

(Income-Joint)

(4)

ARTICLE III

Continuation

In the case of spousal joint owners, upon the death of the first annuitant, the surviving spouse may elect to continue the contract and rider. The rider continues until the death of the surviving spouse.

Annuitization

You must begin to receive guaranteed lifetime withdrawal benefit payments from your designated investments no later than the income date specified under your contract. On the income date, you will have the option to receive lifetime annuity payments from your designated investments that are no less than your maximum annual withdrawal amount each year. This option guarantees that the sum of all guaranteed lifetime withdrawal benefit payments received over time will equal the accumulated value in your designated options on the income date.

Signed for us at our home office.

/s/ Craig D. Vermie	/s/ Peter G. Kunkel
Craig D. Vermie	Peter G. Kunkel
Secretary	President

(Income-Joint)

(5)

Transamerica Financial Life Insurance Company

Home Office: 440 Mamaroneck Avenue, Harrison, NY 10528

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

This rider is issued as a part of the contract (certificate) to which it is attached. Contract refers to the individual contract if the rider is attached to an individual annuity or to the group certificate if the rider is attached to a group annuity. For certificates, the word “owner” means “certificate owner.”

Rider Data Specification

Contract Number:	12345
Rider Date:	08/29/11
Annuitant:	John Doe
Annuitant’s Issue Age/Sex:	70 / Male
Initial Rider Fee Percentage:	1.20%

ARTICLE I

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the contract equal to the Withdrawal Percentage shown in Article II applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the accumulated value or other guaranteed benefits.

This rider will terminate upon the annuitant’s death or if you surrender your contract. This rider will also terminate if any change is made to the annuitant, other than death. This rider will also terminate upon the death of the owner if the owner is not an annuitant. Termination of the rider will result in the loss of all benefits provided by the rider. You can terminate the rider at any time by request. This rider can terminate independently of the contract to which it is attached. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination. Surrender of the contract or depletion of the accumulated value of the designated investments, (due to withdrawal or transfer), may not be appropriate if the withdrawal guarantee in this rider has positive value. If this rider is terminated, you can elect any available guaranteed lifetime withdrawal benefit rider 1 year following the termination date.

Only money invested in designated investments will be eligible for the guaranteed lifetime withdrawal benefit. You can transfer between the designated investments as permitted under your contract. If there are any changes to the designated investments, you will be notified. We reserve the right to restrict new premium and transfers into the designated investments. Company approval will be required in order for you to be covered for cumulative premiums which have been allocated to the designated investments exceeding $2,500,000.

Transamerica Financial Life Insurance Company cannot and does not guarantee that any of the designated investments will always be available for premium payments, allocations, or transfers. We retain the right, subject to any applicable law, and regulatory approval, to make certain changes in the designated investments including adding or eliminating designated investments.

A rider fee will be deducted on the rider date and on each rider quarter as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your contract.

Designated Investment Options

Investment options authorized for use with this rider as identified on the application.

Excess Withdrawal

The excess of a gross partial withdrawal from designated investments or transfers from designated investments to non-designated investments over the maximum annual withdrawal amount remaining for that rider year prior to the withdrawal or transfer, if any.

(Income-Single)

(1)

ARTICLE I CONTINUED

Gross Partial Withdrawal

The amount that will be deducted from the accumulated value of the designated investments as a result of each partial withdrawal.

Maximum Annual Withdrawal Amount

The total amount that can be withdrawn from the designated investments and transfers from designated investments to non-designated investments each rider year without reducing the total withdrawal base. This amount will change if the total withdrawal base changes.

Rider Anniversary

The anniversary of the rider date.

Rider Quarter

Each three-month period following the rider date.

Rider Year

Each twelve-month period following the rider date.

Total Withdrawal Base

The amount as defined in Article II of this rider.

You/Your

Refers to the contract owner as defined in the base contract.

ARTICLE II

Rider Fee

The rider fee will be deducted pro rata from each designated investment option on the rider date and on each rider quarter. The total amount deducted from the designated investments is A) multiplied by B) divided by 4 where:

A)	The total withdrawal base;

B)	The rider fee percentage.

Rider Fee Percentage Adjustment

If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply. The rider fee percentage adjustment will be the weighted average of the current rider fee percentage and the rider fee percentage associated with the premium additions, as outlined below.

The new rider fee percentage is the sum of A) and B) with the result divided by C):

A)	the current total withdrawal base prior to the premium addition and/or transfer to the designated investments multiplied by your rider’s current rider fee percentage;

B)	the premium amount and/or transfer to the designated investments multiplied by the rider fee percentage applicable to new premium additions and/or transfer to the designated investments;

C)	the total withdrawal base after adding the additional premium and/or transfer to the designated investments.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can withdraw or transfer out of the designated investments up to the maximum annual withdrawal amount each rider year from the designated investments, regardless of the accumulated value of the designated investments, until the annuitant’s death (subject to the termination of this rider as described in Article I).

(Income-Single)

(2)

ARTICLE II CONTINUED

The Withdrawal Percentage is determined by the attained age of the annuitant at the time of the first withdrawal or transfer of any amount from the designated investments taken on or after the rider anniversary following the annuitant’s 59th birthday:

Attained Age at	Withdrawal
First Withdrawal	Percentage
59 – 64	4.0%
65 – 69	5.0%
70 – 79	5.0%
80+	6.0%

If the annuitant is not yet 59 on the rider date, then this percentage will be zero until the rider anniversary following the annuitant’s 59th birthday. Withdrawals prior to age 59  1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the accumulated value of the contract to which this rider is attached. If the accumulated value of the designated investments equals zero, you will be eligible to receive benefit payments. Furthermore, any subsequent premium payments or transfers to the designated investments will not be considered for purposes of this rider. To receive withdrawals guaranteed by this rider (i.e. benefit payments) after the accumulated value of your designated investments reaches zero, you must select the frequency of benefit payments in accordance with the contract provisions to which this rider attaches.

We guarantee that you may withdraw up to the maximum annual withdrawal amount each year regardless of the accumulated value of the designated investments until the annuitant’s death. Any amount you withdraw in excess of the maximum annual withdrawal amount may impact the total withdrawal base on a greater than dollar-for-dollar basis.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the accumulated value.

Misstatement of Age

If the annuitant’s issue age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct issue age. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the maximum annual withdrawal amount to be overstated, any withdrawal or transfer from the designated investments in excess of the correct maximum annual withdrawal amount will be considered an excess withdrawal and will impact the total withdrawal base and maximum annual withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the designated investments was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

Proof of Issue Age and Survival

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant. Reasonable proof of survival, date of birth, and attained age may be required by the Company.

Total Withdrawal Base

The total withdrawal base on the rider date is equal to the accumulated value in the designated investments. After the rider date, the total withdrawal base is equal to the total withdrawal base on the rider date, plus the full amount of any premiums to designated investments or any transfers from non-designated investments to designated investments added after the rider date, less any total withdrawal base adjustments.

On each rider anniversary, the total withdrawal base will be set to the greater of:

1)	The current total withdrawal base; or

2)	The accumulated value in the designated investments on the rider anniversary.

(Income-Single)

(3)

ARTICLE II CONTINUED

Total Withdrawal Base Adjustments

Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments up to the maximum annual withdrawal amount will not reduce the total withdrawal base. Gross partial withdrawals from designated investments and transfers from designated investments to non-designated investments in excess of the maximum annual withdrawal amount each rider year will reduce the total withdrawal base by the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A divided by B), multiplied by C, where:

A)	is the excess withdrawal amount;

B)	is the accumulated value in the designated investments after the maximum annual withdrawal amount has been withdrawn, but prior to the excess withdrawal amount; and

C)	is the total withdrawal base prior to the excess withdrawal amount.

Please see the Appendix attached to this rider which illustrates the withdrawal benefit.

Maximum Annual Withdrawal Amount

The maximum annual withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is A multiplied by B where:

A)	is the total withdrawal base, and

B)	is the withdrawal percentage.

2)	after the first rider anniversary, is an amount equal to the minimum required distribution amount attributable to the accumulated value of the designated investments. The minimum required distribution may only be used if all of the following are true:

A)	the contract to which this rider is attached is a tax-qualified contract for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the contract to which this rider is attached, and

F)	the minimum required distributions are only for the current calendar year. Amounts carried over from past calendar years are not considered.

If any of the above are not true, then 2) is equal to zero and the minimum required distribution is not available as a maximum annual withdrawal amount. An amount in addition to the amount described in 2) above, may need to be taken to satisfy minimum required distributions. Such additional withdrawal amount will be considered an excess withdrawal (as described under “Total Withdrawal Base Adjustments” above).

If you withdraw less than the maximum annual withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

(Income-Single)

(4)

ARTICLE III

Continuation

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the owner’s designated beneficiary or joint owner is the spouse of the deceased, the surviving spouse may elect to continue the contract and rider. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime annuity payments under this rider instead of receiving any benefits applicable to the contract. The lifetime annuity payments must begin no later than 1 year after the owner’s death and will be equal to the maximum annual withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be allowed.

Annuitization

You must begin to receive guaranteed lifetime withdrawal benefit payments from your designated investments no later than the income date specified under your contract. On the income date, you will have the option to receive lifetime annuity payments from your designated investments that are no less than your maximum annual withdrawal amount each year. This option guarantees that the sum of all guaranteed lifetime withdrawal benefit payments received over time will equal the accumulated value in your designated options on the income date.

Signed for us at our home office.

/s/ Craig D. Vermie	/s/ Peter G. Kunkel
Craig D. Vermie	Peter G. Kunkel
Secretary	President

(Income-Single)

(5)